                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-56575 of Morgan Stanley Aircraft Finance and Subsidiaries of our report dated September 25, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

New York, New York
January 5, 1999